SECURED BRIDGE LOAN AGREEMENT

THIS BRIDGE LOAN AGREEMENT (hereinafter the "Agreement"), is entered into on April 9, 2021 by and between **American Rebel Holdings, Inc.**, a Nevada corporation (the "Borrower"), and **Ronald A. Smith** (the "Lender").

WHEREAS, the Borrower is developing branded products in the safe and concealed carry/self-defense product areas that are promoted and sold wholesale through the Borrower's dealer network and direct to the consumer through the Borrower's website, Amazon.com, and others;

WHEREAS, the Borrower is presently engaged in efforts to secure additional equity capital or debt financing (all sales, for cash, of equity or debt securities – excluding the Bridge Loan Note issued pursuant to this Agreement – of the Borrower from and after the date hereof until the Bridge Loan made hereunder is paid in full, being referred to as the "Funding Program") to support the Borrower's business and settle certain currently outstanding promissory notes;

WHEREAS, pending the receipt of funding from the Funding Program, the Borrower desires to borrow, and the Lender is willing to lend, $1,000,000 (the "Bridge Loan") to support the Borrower's business and settle certain currently outstanding promissory notes; and

WHEREAS, as consideration for making the Bridge Loan, the Borrower has agreed to issue to the Lender a senior secured promissory note (the "Bridge Loan Note"), in the form attached hereto as Exhibit A, and warrants (the "Warrant"), in the form attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Borrower and Lender agree as follows:

1. Bridge Loan Notes and Warrants. The Borrower agrees to issue to the Lender (a) the Bridge Loan Note, and (b) 2,000,000 Warrants to purchase one share of common stock of the Borrower at $0.10 per share, the terms of which Warrants are set forth in Exhibit B.

2. Consideration; Security.

(a) *Consideration.* As consideration for the issuance of the Bridge Loan Note and Warrants, the Lender shall pay to the Borrower an amount equal to the Bridge Loan amount.

(b) *Security.* The Bridge Loan Note is to be secured by all of the tangible and intangible assets of the Borrower that are not currently secured by other indebtedness, including without limitation its cash and cash equivalent balances, inventory and accounts receivable. Further, as promptly as possible following the repayment of the Digital Ally note included in Exhibit C, any security interest attached to such note shall

be transferred to Lender and become security under the Bridge Loan Note. The Borrower will cooperate and provide all information necessary to file UCC financing statements and all other documentation reasonably requested by the Lender in order to perfect its security interest granted hereby.

3. Interest; Payments.

(a) *Interest.* The unpaid principal amount of the Bridge Loan shall initially bear interest at an interest rate per annum (the "Applicable Rate") of eight percent (8.0%). Interest on the unpaid principal amount of the Bridge Loan shall accrue from and including the date funds are advanced but not including the date such Bridge Loan is paid. Interest shall be calculated on the basis of a year consisting of 365 days and paid for actual days elapsed. The Borrower shall pay the Interest on or before the Maturity Date, as defined below.

(b) *Payments.* All payments shall be applied first to expenses, if any, of collection, then to accrued and unpaid interest and then to principal. All payments by the Borrower hereunder shall be made without set-off or counterclaim and shall be made to the Lender at its address set forth on the signature page, or at such other place as may be designated in writing by the Lender to the Borrower. All payments due hereunder shall be payable in legal tender of the United States of America, and in same day funds delivered to Lender by cashier's check, certified check, or bank wire transfer to the mailing address provided below, or at such other place as Lender shall designate in writing for such purpose from time to time made prior to 5pm, New York time, on the Maturity Date. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday (any other day being a "Business Day"), the due date of the payment shall be extended to the next succeeding Business Day, and Interest, if any, shall be payable thereon during such extension.

4. Maturity Date. This Note shall be due and payable in full, including all accrued Interest thereon, one hundred eighty (180) calendar days following the date of the Bridge Loan Note, subject to Paragraph 5, "PrePayment; Extensions" (the "Maturity Date").

5. Prepayment; Extensions.

(a) *Automatic Prepayment.* If the Borrower raises at least $2,000,000 of additional capital through the Funding Program, prior to the Maturity Date, it will be required to prepay the Bridge Loan Note in full, including accrued interest, within five (5) business days of receipt of the proceeds from such Funding Program.

(b) *Optional Prepayment.* The Borrower may, at its election, repay the Bridge Loan in whole or in part at any time prior to the Maturity Date without premium or penalty.

(c) *Extensions.* If the Borrower fails to raise at least $2,000,000 of additional capital through the Funding Program prior to the Maturity Date; then the Maturity Date

shall be extended by thirty-six (36) months and the Borrower shall repay the Bridge Loan in accordance with the following terms:

(i) The Applicable Rate on the Bridge Loan Note shall increase to twelve percent (12%);

(ii) The Borrower shall make interest only payments for the first six (6) months of the extension period;

(iii) The Borrower shall make interest and 50% principal (based upon a 36 month amortization from the original Maturity Date) payments for the next six (6) months of the extension period;

(iv) The Borrower shall make full interest and principal payments for the remaining twenty-four (24) months of the extension period; and

(v) All remaining unpaid principal and interest shall be due and payable on the last day of the thirty-sixth (36th) month following the original Maturity Date.

6. Default. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement and under the Bridge Loan Note:

(a) The Borrower shall fail to pay (i) any principal payment owed hereunder on the due date required hereunder, (ii) any interest payment owed hereunder on the due date required hereunder, or (iii) any other payment required under the terms of this Agreement or the Bridge Loan Note on the due date for such payment, and such payment shall not have been made within ten (10) business days after the Borrower's receipt of the Lender's written notice to the Borrower of such failure to pay (any such event being referred to as a "Payment Default"); or

(b) The Borrower shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the Bridge Loan Note (other than those specified in Section 6(a) of this Agreement) and such failure shall continue for thirty (30) days after written notice thereof is delivered to the Borrower by Lender; or

(c) The Borrower shall:

(i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property;

(ii) be unable, or admit in writing its inability, to pay its debts generally as they mature;

(iii) make a general assignment for the benefit of any of its creditors;

(iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(v) take any action for the purpose of effecting any of the foregoing.

(d) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within ninety (90) days after commencement.

7. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default under Sections 6(c) or 6(d)) and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Borrower, declare all outstanding amounts payable by the Borrower under this Agreement to be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 6(c) or 6(d) hereof, immediately and without notice, all outstanding amounts payable by the Borrower under this Agreement and the Bridge Loan Notes shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Lender may exercise any other right, power or remedy permitted to it by the UCC, or otherwise available at law or in equity or both.

8. Representations, Warranties and Covenants of the Borrower. The Borrower hereby represents, warrants and covenants to the Lender that:

(a) *Authorization.* The execution, delivery and performance by the Company of this Note and the Warrant has been duly authorized, and do not (i) conflict with any of the Company's organizational documents; (ii) contravene, conflict with, constitute a default under or violate any material law applicable to the Company; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any governmental authority by which the Company or any of its Subsidiaries or any of their property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or governmental approval from any governmental authority (except such governmental approvals which have already been

obtained and are in full force and effect); or (v) constitute an event of default under any material agreement by which the Company is bound.

(b) *Use of Proceeds.* The proceeds from the Bridge Loan Note shall be utilized by the Borrower in accordance with the Use of Proceeds attached hereto as Exhibit C.

(c) *Prepayment Notices.* Within two (2) business days following receipt by the Borrower, on or after the date hereof, of net funds from the Funding Program, the Borrower shall provide written notice to the Lender with respect to the receipt of such funds.

(d) *No Senior or Parity Debt.* So long as any amounts remain outstanding and owing under the Bridge Loan Note, without the prior written consent of the Lender, the Borrower will not create, incur, assume or permit to exist any indebtedness which is not expressly and fully subordinated to the Bridge Loan Note and does not contain subordination terms that are reasonably satisfactory to the Lender.

(e) *Negative Pledge.* So long as any amounts remain outstanding and owing under the Bridge Loan Note, without the prior written consent of the Lender, the Borrower will not create, incur, assume or suffer to exist any liens upon or with respect to any assets now owned or hereafter acquired by it or on any of its rights in respect thereof, except for:

(i) liens existing as of the date hereof;

(ii) liens incurred in the ordinary conduct of the business of the Borrower and its subsidiaries or the ownership of their respective assets; and

(iii) liens for taxes, assessments or governmental charges or levies, or otherwise arising by operation of law, which taxes, assessments or governmental charges or levies are not yet due and payable or which are being contested in good faith by appropriate proceedings.

(f) *Good Standing.* The Company is duly existing and in good standing as a corporation in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any other jurisdiction in which the conduct of its business or ownership of property requires that it to be qualified, except where the failure to do so could not reasonably be expected to have a material adverse effect on the Company's business.

(g) *Financial Statements.* All financial statements of the Company contained in its annual report on Form 10-K for the year ended December 31, 2018, its report on Form 10-Q for the quarter ended September 30, 2019 and any Form 8-K filed with the Securities and Exchange Commission after September 30, 2019 through the date of issuance of this Note (the "SEC Reports") fairly present in all material respects the

Company's financial position and its results of operations as of the dates thereof, and for the periods indicated therein, subject in the case of the unaudited financial statements to normal year-end audit adjustments.

(h) *SEC Reports*. The Company's SEC Reports, as of their respective dates or, if amended, as of the date of the last such amendment, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) *Actions Requiring Lender's Approval*. Lender shall be required to provide written approval to Borrower for:

(i) Any additional debt issued by Borrower;

(ii) Any modification to the Use of Proceeds;

(iii) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any properties or assets by the Borrower, involving the payment or receipt of more than USD$10,000.00;

(iv) Any increases in the salary, wage, or bonus paid to an employee or group of employees, in excess of USD$2,500.00 or any amendment or termination of any existing employee benefit plan or arrangement or any adoption of any new employee benefit plan or arrangement;

(v) Any change in accounting methods of the Borrower;

(vi) Any material change in collection policies or payment policies of the Borrower; or

(vii) Any amendment to the Borrower's organizational documents.

9. Representations, Warranties and Covenants of the Lender. The Lender hereby represents, warrants and covenants to the Borrower that:

(a) *Authorization*. The Lender has full power and authority to enter into this Agreement and such Agreement constitutes a valid and legally binding obligation of the Lender enforceable in accordance with its terms.

(b) *Purchase Entirely for Own Account*. This Agreement is made with the Lender in reliance upon the Lender's representation to the Borrower, which by the Lender's execution of this Agreement the Lender hereby confirms, that the Bridge Loan Note and Warrants will be acquired for investment for the Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or

otherwise distributing the same. By executing this Agreement, the Lender further represents that the Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Bridge Loan Note or Warrant.

(c) *Disclosure of Information.* The Lender has received such information regarding the Borrower and the Bridge Loan Note and Warrants as the Lender shall have requested and believes it has received all the information considered by the Lender as being necessary or appropriate for deciding whether to enter into the transaction contemplated hereby. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of the transactions contemplated hereby and the business, properties and financial condition of the Borrower.

(d) *Investment Experience.* The Lender acknowledges that it is able to fend for itself, can bear the economic risk of the transactions contemplated herein, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transaction contemplated herein.

(e) *Accredited Investor.* The Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the "<u>Securities Act</u>"), as presently in effect.

(f) *Restricted Securities.* The Lender understands that the Bridge Loan Note and Warrants, and shares underlying the Warrants, are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Type text here

10. <u>Successors and Assigns</u>. This Agreement shall be binding upon the executors, administrators, heirs, legal representatives, legatees, successors and assigns of the parties hereto and shall inure to the benefit of the parties and their successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

11. <u>Notices</u>. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten days' advance written notice under this paragraph to all other parties to this Agreement.

12. <u>No Waiver</u>. The failure of any party hereto in any instance to exercise any rights provided hereby shall not constitute a waiver of any other rights that may subsequently arise

under the provisions of this Agreement or any other agreement between the parties. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

13. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Bridge Loan Agreement to be duly executed by their respective authorized signatories as of the date indicated above.

BORROWER: **American Rebel Holdings, Inc.** a Nevada corporation 718 Thompson Lane, Suite 108-199 Nashville, Tennessee 37204 By: ________________________________ Charles A. Ross, Jr., CEO	**LENDER:** Ronald A. Smith 9239 Carpenter Road Eden, New York 14057 ________________________________ Ronald A. Smith

securities" under the federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

10. Successors and Assigns. This Agreement shall be binding upon the executors, administrators, heirs, legal representatives, legatees, successors and assigns of the parties hereto and shall inure to the benefit of the parties and their successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

11. Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten days' advance written notice under this paragraph to all other parties to this Agreement.

12. No Waiver. The failure of any party hereto in any instance to exercise any rights provided hereby shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the parties. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

13. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Bridge Loan Agreement to be duly executed by their respective authorized signatories as of the date indicated above.

BORROWER:	**LENDER:**
American Rebel Holdings, Inc.	Ronald A. Smith
a Nevada corporation	9239 Carpenter Road
718 Thompson Lane, Suite 108-199	Eden, New York 14057
Nashville, Tennessee 37204	
By: ____________	____________
Charles A. Ross, Jr., CEO	Ronald A. Smith

Exhibit A

BRIDGE LOAN NOTE

$1,000,000.00 April 9, 2021

FOR VALUE RECEIVED, the undersigned, American Rebel Holdings, Inc., a Nevada corporation (the "Borrower"), promises to pay to the order of Ronald A. Smith (the payee, its successors and assigns are hereinafter called the "Lender"), at 9239 Carpenter Road Eden, New York 14057 or at such other place as may be designated in writing by the Lender, the principal sum of $1,000,000, together with interest thereon.

Unless otherwise defined in this Note, all terms defined or referenced in that certain Bridge Loan Agreement of even date herewith (the "Loan Agreement"), between the Borrower and the Lender, will have the same meanings in this Note as in the Loan Agreement.

This Note is executed and delivered in connection with the Loan Agreement. All advances made or to be made under this Note will be made subject to the terms and conditions stated in the Loan Agreement.

The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights hereunder or under any instrument securing payment of this Note, the Borrower will pay the Lender's reasonable attorneys' fees, all court costs and all other expenses incurred by the Lender in connection therewith.

This Note is issued by the Borrower and accepted by the Lender pursuant to a lending transaction negotiated, consummated and to be performed in Las Vegas, Nevada. Payment of this Note is subject to the terms and conditions of the Loan Agreement. This Note is to be construed according to the internal laws of the State of Nevada. All actions with respect to this Note, the Loan Agreement or any other instrument securing payment of this Note may be instituted in the courts of the State of Nevada sitting in Clark County, Nevada, or the United States District Court sitting in Las Vegas, Nevada, as the Lender may elect, and by execution and delivery of this Note, the Borrower irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waives: (a) any objection the Borrower might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

The makers, endorsers, sureties and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.

SIGNATURE PAGE TO BRIDGE LOAN NOTE

IN WITNESS WHEREOF, the Borrower has executed this instrument effective the date first above written.

American Rebel Holdings, Inc.
a Nevada corporation

By: ______________________________
Name: Charles A. Ross, Jr.
Title: CEO

(the "Borrower")

Exhibit B

[FORM OF]

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT, OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT.

AMERICAN REBEL HOLDINGS, INC.

COMMON STOCK WARRANT

No: ______________________________

Date of Issuance: ______________________ Type text here

FOR VALUE RECEIVED, American Rebel Holdings, Inc., a Nevada corporation (the "Company"), hereby grants to **Ronald A. Smith** ("Holder"), as of the Date of Issuance indicated above. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the exercise price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

1. Exercise of Warrant.

1.1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify Holder in writing), to purchase from the Company up to two million (2,000,000) shares of the Company's restricted Common Stock (the "Warrant Shares") for $0.10 per share (the "Exercise Price").

1.2. Exercise Period. Holder may exercise this Warrant for a period ("Exercise Period") commencing on the date hereof and terminating on the five year anniversary from the date of issuance set forth above.

1.3. Exercise Procedure.

(a) This Warrant shall be deemed to have been exercised at such time when the Company has received all of the following items (the "Exercise Time"):

i. a completed Exercise Notice, as described in Section 1.5, executed by Holder exercising all or part of the purchase rights represented by this Warrant;

ii. this Warrant; and

iii. payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased, at the election of Holder, by wire transfer or certified check payable to the order of the Company, except in cases where the Holder indicates in the Exercise Notice that it intends to exercise this Warrant in the manner specified in Section 1.4. The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable, upon exercise of this Warrant, shall be deemed to have become the holders(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented.

(b) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to Holder as soon as practicable after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall as soon as practicable deliver such new Warrant to the person designated for delivery in the Exercise Notice.

(c) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to Holder at the Exercise Time, and Holder shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

(d) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares (other than any transfer taxes resulting from the issuance of Warrant Shares to any person other than Holder).

(e) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(f) During the Exercise Period, the Company shall reserve and keep available out of its authorized but unissued Common Stock such number of Warrant Shares issuable upon the full exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges and not subject to the pre-emptive rights of any holder of Common Stock or any other class or series of stock of the Company. During the

Exercise Period, the Company shall not take any action which would cause the number of authorized but unissued Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

1.4. Cashless Exercise. Notwithstanding the provisions of Section 1.3(a)(iii) requiring payment by wire transfer or check, the Company agrees that, unless otherwise prohibited by law, Holder shall have the right at any time and from time to time to exercise this Warrant in full or in part on a cashless basis, computed using the following formula:

$$X = \frac{Y\,(A - B)}{A}$$

Where:

X = The number of Warrant Shares to be issued to the Holder pursuant to this cashless exercise;

Y = The number of Warrant Shares in respect of which the net issue election is made;

A = The Fair Market Value (as defined below) of one Warrant Share at the time the cashless exercise election is made; and

B = The Exercise Price (as adjusted to the date of the cashless exercise).

The term "Fair Market Value" shall mean (A) if the class of Warrant Shares is exchange-traded, the closing sale or last sale price per share of the class of Warrant Shares, (B) if the class of Warrant Shares is regularly traded in any over-the-counter market, the average of the bid and asked prices per share of the class of Warrant Shares, and (C) if the class of Warrant Shares is not traded as described in clause (A) or (B), the per share fair market value of the class of Warrant Shares as determined in good faith by the Company's Board of Directors. Fair Market Value as of a given date with respect to clauses (A) and (B) shall be determined as of the close of business on the day prior to the date of determination, or if no trading in the class of Warrant Shares takes place on such date, on the next preceding trading day on which there has been such trading.

1.5. "Easy Sale" Exercise. In lieu of the payment methods set forth above, when permitted by law and applicable regulations, the Holder may pay the Exercise Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the Financial Industry Regulatory Authority (a "FINRA Dealer")), whereby the Holder irrevocably elects to exercise this Warrant and to sell at least that number of Warrant Shares so purchased to pay for the Exercise Price (and up to all of the Warrant Shares so purchased) and the Holder (or, if applicable, the FINRA Dealer) commits upon sale (or, in the case of the FINRA Dealer, upon receipt) of such Warrant Shares to forward the Exercise Price directly to

the Company, with any sale proceeds in excess of the Exercise Price being for the benefit of the Holder.

1.6. Exercise Notice. Upon any exercise of this Warrant, Holder shall deliver to the Company an Exercise Notice in substantially the form set forth in Exhibit A hereto.

1.7. No Fractional Shares. If a fractional share of Warrant Shares would, but for the provisions of this Section 1.7, be issuable upon exercise of the rights represented by this Warrant, the Company shall round up the number of shares delivered to Holder to the nearest whole share.

2. Adjustments to Warrant Shares.

2.1 Capital Reorganizations and Other Reclassifications. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with, or the merger of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity, this Warrant shall, after such capital reorganization, reclassification of the Common Stock, consolidation, merger, or sale, be exercisable, upon the terms and conditions specified in this Warrant, for the kind, amount and number of shares or other securities, assets, or cash to which a holder of the number of Common Stock purchasable (at the time of such capital reorganization, reclassification of the Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled to receive upon such capital reorganization, reclassification of the Common Stock, consolidation, merger, or sale; and in any such case, if necessary, the provisions set forth in this Section 2 with respect to the rights and interests thereafter of Holder shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of this Warrant. The Company shall not affect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to Holder such shares, securities, assets, or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase and other obligations hereunder.

2.2 Notice of Record Date, etc. In the event the Company shall propose to take any action of the types requiring an adjustment pursuant to this Section 2 or a dissolution, liquidation or winding up of the Company shall be proposed, the Company shall give notice to Holder as provided in Section 8, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon the exercise of the Warrants. In the case of any action which will require the fixing of a record date, unless otherwise provided

in this Warrant, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

3. Call of the Warrants by the Company.

(a) The Company shall have the right to call any or all of the Warrants, in the event that the closing price for the Company's shares of Common Stock on any five consecutive trading days has been in excess of 300% of the then effective Exercise Price (i.e. $0.30 per share). As used herein, "trading day" means a day on which the shares of Common Stock are traded on the national securities exchange on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on a national securities exchange, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service (OTC:QB); provided, however, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a) or (b) hereof, then trading day shall mean any calendar day that is not a Saturday, Sunday or federal holiday. Upon any such call, the Warrants will be exercisable for ten (10) days from the call date.

(b) Notice of the call shall be mailed and deemed received five (5) days after mailing date (the "Call Date") and shall be given to the Warrant Agent and the Holder in accordance with the provisions hereof.

(c) The closing price for each day shall be the closing price on such day on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing price for the Common Stock as set forth on the OTC Markets Website (www.otcmarkets.com), or other quotation service selected from time to time by the Company for that purpose

4. No Voting Rights. This Warrant shall not entitle Holder to any voting rights or other rights as a stockholder of the Company.

5. Transfer of Warrant. The securities represented hereby and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act and may not be offered, sold or otherwise transferred, pledged or hypothecated in the absence of a registration statement in effect with respect to such securities, or delivery of an opinion of counsel in form and substance satisfactory to the Company that such offer or sale or transfer, pledge or hypothecation is in compliance with the Securities Act, or unless sold in full compliance with Rule 144 under the Securities Act.

6. Representations and Warranties of the Company. The Company represents and warrants to Holder as follows:

(d) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms; and

(e) The Warrant Shares, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

7. Representations and Warranties by Holder. Holder represents and warrants to the Company as follows:

(a) This Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon exercise of this Warrant, Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale;

(b) Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(a)(2) thereof and that this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances;

(c) Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interest in connection therewith;

(d) Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant; and

(e) Holder is an accredited investor within the meaning of Regulation D promulgated under the Securities Act.

8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation upon surrender of such Warrant, the Company shall execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

9. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to Holder, at Holder's address as it appears in the records of the Company.

10. Amendment and Waiver. The provisions of this Warrant contain the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended and

waived only if such amendment or waiver is set forth in writing executed by the Company and the Holder.

10. Descriptive Headings; Governing Law. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed in accordance with the laws of the State of Nevada applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

11. Benefits of Agreement; Successors. This Warrant shall be binding and inure to the benefit of the parties and their respective successors and assigns hereunder; provided that this Warrant may be assigned by Holder only in compliance with the conditions specified in and in accordance with all of the terms of this Warrant. This Warrant does not create and shall not be construed as creating any rights enforceable by any other person or corporation.

12. Severability. If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Warrant.

13. Piggy-Back Registration. If, at any time during the Exercise Period, the Company shall determine to prepare and file with the Securities and Exchange Commission ("SEC") a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company's stock option or other employee benefit plans, then the Company shall deliver to the Holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, Holder shall so request in writing, the Company shall include in such registration statement all or any part of any Shares such Holder requests to be registered; provided, however, that the Company shall not be required to register any Shares pursuant to this Section 5(f) that are eligible for resale without volume or manner of sale restrictions pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act or that are the subject of a then effective registration statement.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the Date of Issuance hereof.

AMERICAN REBEL HOLDINGS, INC.

By: ______________________________
Charles A. Ross, Jr., CEO

EXHIBIT A **EXERCISE NOTICE**

AMERICAN REBEL HOLDINGS, INC.
Attention: Chief Executive Officer

The undersigned hereby elects to purchase, pursuant to the provisions of the Common Stock Warrant issued by American Rebel Holdings, Inc. and held by the undersigned, the original of which is attached hereto, and (check the applicable box):

☐ Tenders herewith payment of the exercise price in full in the form of cash or check in the amount of $____________ for _________ of such securities.

☐ Elects the Net Issue Exercise option pursuant to Section 1.4 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities, according to the following calculation:

$$X = \frac{Y(A-B)}{A} \qquad (\quad) = \frac{(\_\_\_\_)[(\_\_\_\_\_) - (\_\_\_\_\_)]}{(\_\_\_\_\_)}$$

Where X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

A = the Fair Market Value of one share of the Company's Common Stock.

B = Exercise Price (as adjusted to the date of such calculation).

☐ Elects the Easy Sale Exercise option pursuant to Section 1.5 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

HOLDER:

Ronald A. Smith______ Name in which shares should be registered:

Name: ____________________________ ____
Title: ____________________________

Date: ____________________________

Address:

____
____

Exhibit C

USE OF PROCEEDS

		Bridge Loan	
		Amount	Percent
Source of Funds:			
Gross Proceeds…	$	1,000,000	100.00%
Less:			
Credit for Cory Royer Initial Payment[1]…	$	100,000.00	10.00%
Uses:			
Repayment of Digital Ally Note[2]…	$	638,331.27	63.83%
Initial Payment on Michael Burstein Note[3]…	$	100,000.00	10.00%
Repayment to David Ronn…	$	50,000.00	5.00%
Payment to Ray Crosby (Champion/Superior Safe) for Safe Inventory…	$	110,000.00	11.00%
Travel and Expenses[4]…	$	1,668.73	0.17%
Total Funds Used…	$	1,000,000	100.00%

[1] Repayment is based upon payment schedule: $100,000 already paid; and eight monthly payments of $21,648.44 commencing on May 1, 2021.

[2] Settlement is being negotiated, amount is estimated and does not include default or accrued interest.

[3] Repayment is based upon payment schedule: $100,000 immediately; and eight monthly payments of $10,375 commencing on May 1, 2021 and twenty monthly payments of $20,000 commencing on January 1, 2022, with a final $8,000 payment on September 1, 2023.

[4] Reserved for travel and expenses for reorganization of Borrower.